EXHIBIT 1
                          PLAN AND AGREEMENT OF MERGER


         THIS PLAN AND AGREEMENT OF MERGER, dated as of July 26, 1994, among WHEELING-PITTSBURGH CORPORATION, a Delaware corporation ("WPC"), WHX CORPORATION, a Delaware corporation ("Holdings") and a wholly-owned subsidiary of WPC, and WP MERGER, CO., a Delaware corporation ("Newco") and a wholly-owned subsidiary of Holdings.


                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire that Newco merge with and into WPC upon the terms and subject to the conditions herein set forth and in accordance with the laws of the State of Delaware:

         NOW, THEREFORE, the parties agree as follows:

         1.    MERGER

         1.1. MERGER OF NEWCO INTO WPC. At the Effective Time (as defined below), Newco shall be merged with and into WPC (the "Merger"), in accordance with Section 251 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), and the separate existence of Newco shall thereupon cease and WPC shall be the surviving corporation. The corporate existence of WPC, with all its rights, privileges, powers and franchises and subject to all its debts, liabilities and duties (except to the extent otherwise provided herein), shall continue unaffected and unimpaired by the Merger, and WPC shall thereupon, without further action, succeed to and be vested with all rights, privileges, powers and franchises and all property (real, personal and mixed) of Newco and shall be subject to all debts, liabilities and duties of Newco, all in accordance with the Delaware General Corporation Law.

         1.2. EFFECTIVE TIME. The Merger shall become effective and be consummated at 5:30 p.m. Eastern Daylight Saving Time on July 26, 1994 or such other date as may be approved by the WPC Board of Directors, unless terminated pursuant to 7.1 below (the "Effective Time").

         2. CERTIFICATE OF INCORPORATION, BY-LAWS, BOARD OF DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION.

         2.1. CERTIFICATE  OF  INCORPORATION.   At  the  Effective  Time,  the
Certificate of Incorporation of WPC, as amended and in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the surviving corporation and shall continue in full force and effect until further amended as provided therein or by law.

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         2.2. BY-LAWS.  The By-Laws of WPC, as amended and in effect immediately prior to the Effective Time, shall continue in full force and effect as the By-Laws of the surviving corporation until amended or repealed as provided therein or by law.

         2.3. DIRECTORS. At the Effective Time, each director of WPC immediately prior thereto shall cease to hold such office, and each director of Newco immediately prior thereto shall thereupon become a director of the surviving corporation and shall thereafter hold such office for the remainder of his term of office and until his successor has been elected and qualified, or as otherwise provided in the Certificate of Incorporation or the By-Laws of the surviving corporation or by law.

         2.4. OFFICERS. At the Effective Time, each officer of WPC immediately prior thereto shall cease to hold such office, and each officer of Newco immediately prior thereto shall thereupon become an officer of the surviving corporation and shall thereafter hold such office for the remainder of his term of office and until his successor has been elected or appointed and qualified, or as otherwise provided in the Certificate of Incorporation or the ByLaws of the surviving corporation or by law.

         3.   STOCK, WARRANTS AND OPTIONS OF NEWCO, HOLDINGS AND WPC.

         3.1. CONVERSION   OF   STOCK   AND   WARRANTS   AND
              ASSUMPTION  OF  CERTAIN  OBLIGATIONS.  AT  THE
              EFFECTIVE TIME:



              (a) Common Stock of Newco. Each share of Common Stock, par value $.01 per share, of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock, par value $.01 per share, of the surviving corporation.

              (b) Common Stock of WPC. Each share of Common Stock, par value $.01 per share ("WPC Common Stock") of WPC, issued and outstanding or held in its treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Common Stock, par value $.01 per share ("Holdings Common Stock") of Holdings, and each certificate representing shares of WPC Common Stock immediately prior to the Effective Time shall be deemed (subject to Section 3.2 hereof) to represent the same number of shares of Holdings Common Stock.

              (c) Series A Convertible Preferred Stock of WPC. Each issued and outstanding share of WPC Series A Convertible Preferred Stock, par value $.10 per share (the "WPC Series A Preferred Stock"), convertible at the option of the holder into WPC Common Stock at a conversion price of $15.78 per

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         share,  shall,  by virtue of the Merger and  without  any action on the part of the holder thereof, be converted into one share of Holdings Series A Convertible Preferred Stock, par value $.10 per share (the "Holdings Series A Preferred Stock"), and each certificate representing shares of WPC Series A Preferred Stock immediately prior to the Effective Time shall be deemed (subject to Section 3.2 hereof) to represent the same number of shares of Holdings Series A Preferred Stock. All rights of Holdings Series A Preferred Stock with respect to, among other things, dividends, amounts payable upon liquidation, dissolution or winding-up and conversion prices shall be on the same terms as the WPC Series A Preferred Stock immediately prior to the Effective Time.

              (d) Warrants of WPC. Each warrant to purchase WPC Common Stock at an exercise price of $6.3583 per share (the "WPC Warrants") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one warrant to purchase Holdings Common Stock at an exercise price of $6.3583 per share (the "Holdings Warrant"), and each certificate representing WPC Warrants immediately prior to the Effective Time shall be deemed (subject to Section 3.2 hereof) to represent an equal number of Holdings Warrants. The Holdings Warrants shall be exercisable into shares of Holdings Common Stock at the same exercise price and on the same terms as the WPC Warrants were exercisable into shares of WPC Common Stock immediately prior to the Effective Time.

              (e) Stock Options of WPC. Holdings shall assume and continue all the rights and obligations of WPC under the 1991 Incentive and Nonqualified Stock Option Plan and the 1993 Directors and Non-Employee Officers Stock Option Plan (collectively, the "Plans") and under the option grants to WPN Corp., Stewart E. Tabin and Neale X. Trangucci to purchase an aggregate of 1,000,000 shares of WPC Common Stock (the "Non- Plan Options"). The outstanding options assumed by Holdings shall be exercisable upon the same terms and conditions as under the Plans and the Non-Plan Options and the option agreements relating thereto immediately prior to the Effective Time, except that, upon the exercise of each such option, shares of Holdings Common Stock shall be issuable in lieu of each share of WPC Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

         3.2. ISSUANCE OF NEW CERTIFICATES. Each holder of a certificate representing shares of WPC Common Stock, WPC Series A Preferred Stock or WPC Warrants immediately prior to the Effective Time may thereafter surrender such certificate and shall be entitled, upon such surrender, to receive in exchange therefor a certificate representing the same number of shares of Holdings Common Stock, Holdings Series A Preferred Stock or Holdings Warrants into which such shares of WPC Common Stock, WPC Series A

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Preferred  Stock or WPC Warrants  shall have been  converted in accordance  with
Section 3.1 hereof. Until so surrendered, such certificate shall be deemed to evidence the ownership of such shares of Holdings Common Stock, Holdings Series A Preferred Stock or Holdings Warrants and the holder of such certificate shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Holdings Common Stock, Holdings Preferred Stock or Holdings Warrants evidenced by such outstanding certificate. If any such certificate for Holdings Common Stock, Holdings Preferred Stock or Holdings Warrants are to be issued in a name other than that in which the surrendered certificate is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of such issuance of certificates of Holdings Common Stock, Holdings Preferred Stock or Holdings Warrants in a name other than that of the registered holder of the certificate surrendered, or shall have established to the satisfaction of Holdings and its transfer agent that such tax has been paid or is not applicable.

         3.3. WPC STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books for the shares of WPC Common Stock and WPC Series A Preferred Stock which will be converted to Holdings Common Stock and Holdings Series A Preferred Stock pursuant to Section 3.1 shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

         3.4. OTHER AGREEMENTS. At the Effective Time, Holdings shall assume any obligation of WPC to deliver or make available shares of WPC Common Stock under any agreement or employee benefit plan not referred to in this Section 3 to which WPC or any of its subsidiaries is a party. Any reference to WPC Common Stock under any such agreement shall be deemed to be a reference to Holdings Common Stock and one share of Holdings Common Stock shall be issuable in lieu of each share of WPC Common Stock required to be issued by any such agreement, subject to subsequent adjustment as provided in any such agreement.

         4. Transfer of WPC Assets, WPC Debt and Other Obligations.

         4.1. WPC PUBLIC DEBT. At the Effective Time, Holdings shall guarantee the payment obligations in respect of WPC's outstanding publicly-held debt:
WPC's 9-3/8 Senior Notes Due 2003 and WPC's 12- 1/4% First Mortgage Notes Due 2000 (collectively, the "Public Debt"). At the Effective Time, WPC and Holdings will execute and deliver such supplemental indentures as the officers of WPC and Holdings deem appropriate to evidence such guarantee of the Public Debt.

         4.2. OTHER DEBT. Wheeling-Pittsburgh Steel Corporation ("WPSC"), a wholly-owned subsidiary of WPC, is the borrower under

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a $140 million  Revolving  Credit  Facility  (amended to $50  million).  WPC has guaranteed all of the obligations under the Revolving Credit Facility. At the Effective Time, Holdings shall also assume or guarantee WPSC's obligations under the Revolving Credit Facility. Holdings will also guarantee or assume all of WPC's privately-held debt, including, without limitation, the obligations to the Internal Revenue Service (the "IRS Note") and the Pension Benefit Guaranty Corporation (the "PBGC Note").

         4.3. CONTRACTED OBLIGATIONS. Immediately prior to the Effective Time, Holdings shall also assume responsibility for certain other obligations of WPC as set forth in the Contribution and Assumption Agreement attached as Exhibit A.

         4.4. WPC ASSETS. Immediately prior to the Effective Time, certain assets of WPC, as set forth in Schedule I, shall be transferred as a capital contribution to Holdings, pursuant to the terms of the Contribution and Assumption Agreement attached as Exhibit A.

         5. CONDITIONS. The obligation of WPC, Holdings and Newco to consummate the Merger is subject to the fulfillment of the following conditions:

         5.1. STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted by two-thirds of the issued and outstanding shares of WPC Common Stock and, with respect to Newco, a majority of the issued and outstanding shares of Common Stock.

         5.2. TAX OPINION. WPC shall have received an opinion from tax counsel, satisfactory in form and substance to WPC, to the effect that the Merger constitutes a reorganization within the meaning of Section 368 of the Code, and neither gain nor loss will be recognized by WPC, Holdings, Newco or stockholders of WPC by reason of the consummation of such Merger; and as to such further matters relating to the tax consequences of the transactions contemplated herein as the Board of Directors of WPC may deem advisable.

         5.3. CERTIFICATE OF INCORPORATION OF HOLDINGS; CERTIFICATE OF DESIGNATION. At the Effective Time, the Certificate of Incorporation of Holdings and the Certificate of Designation of the Holdings Series A Preferred Stock shall be substantially in the form set forth in Attachment I and Attachment II, respectively, hereto.

         5.4. LISTING. The Holdings Common Stock, Holdings Series A Preferred Stock and Holdings Warrants to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

         5.5. OPINION OF COUNSEL. WPC shall have received an opinion of its counsel to the effect that:

               (a)  WPC,   Holdings  and  Newco  each  are   corporations   duly
         incorporated, validly existing and in good standing under the laws of the State of Delaware;

               (b) this Agreement is a valid and binding agreement of WPC, Holdings and Newco in accordance with its terms;

               (c) the execution and delivery of this Agreement does not, and the consummation of the Merger and any other transaction herein provided for will not, violate any provision of the Certificate of Incorporation or By-Laws of WPC, Holdings or Newco, nor violate any provision of any material agreement, instrument, order, arbitration award, judgment or decree, of which such counsel has knowledge, to which WPC, Holdings or Newco is a party or by which it is bound, or result in the acceleration of, or give rise to any right to accelerate, any material indebtedness of WPC, Holdings or Newco of which such counsel has knowledge; and

               (d) the shares of Holdings Common Stock and Holdings Series A Preferred Stock required to be issued and delivered pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable.

         5.6. FCC APPROVAL. The consent of the Federal Communications Commission to the transfer by WPC of the capital stock of Wheeling- Pittsburgh Radio Corporation to Holdings and certain other related matters shall have been obtained.

         6. FURTHER ASSURANCES. Each party hereto agrees that from time to time on and after the Effective Time, it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions as may be necessary or desirable to consummate the Merger and the other transactions contemplated by this Agreement.

         7.  AMENDMENT; TERMINATION.

         7.1. AMENDMENT. At any time prior to the Effective Time, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement; provided however, an amendment made subsequent to the adoption of this Agreement by the stockholders of WPC and Newco shall not without the approval of the holders of the requisite number of shares of voting stock of WPC or Newco, as the case may be, (a) alter or change the amount or kind of shares, securities, cash, property or rights to be received for or on conversion of all or any of the shares of any class of capital stock of WPC or Newco, (b) alter or change any term of the Certificate of Incorporation of WPC or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of capital stock of WPC or Newco.

         7.2. TERMINATION. This Agreement may be terminated and the Merger abandoned by the Board of Directors of WPC at any time prior to the Effective Time, whether before or after approval of this Agreement by the Stockholders of WPC and Newco.

         8. GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the State of Delaware.

         9. HEADINGS. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         11. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each of which, when so executed, shall be deemed to be an original, and all such counterparts when taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of WPC, Holdings and Newco, pursuant to the approval and authority duly given by resolutions adopted by its respective Board of Directors, has caused this Agreement to be executed by a duly authorized officer thereof, and has further caused its respective corporate seal to be hereunto affixed, as of the date first above written.


                                        WHEELING-PITTSBURGH CORPORATION



                                        By:/s/ Howard Mileaf
                                           -----------------------------
                                               Howard Mileaf

                                        WHX CORPORATION



                                        By:/s/ Howard Mileaf
                                           -----------------------------
                                               Howard Mileaf


                                        WP MERGER, CO.



                                        By:/s/ Howard Mileaf
                                           ----------------------------
                                               Howard Mileaf